UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2014

DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Diamondback Energy, Inc. (the “Company”) approved the Company’s 2014 Executive Annual Incentive Compensation Plan (the “Annual Incentive Plan”), subject to the approval by the Company’s stockholders at the 2014 Annual Meeting of Stockholders. The Annual Incentive Plan is designed to provide an incentive to executive officers and other selected employees of the Company to contribute to the growth, profitability and increased value of the Company by providing cash incentive compensation that qualifies as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. The Annual Incentive Plan focuses on achievement of certain annual objectives and goals, as determined by the Compensation Committee at the beginning of each calendar year, and provides that the participants may earn a pre-determined percentage of their respective base salaries for the achievement of such specified goals. Under the Annual Incentive Plan, the payout opportunity is contingent upon meeting the threshold performance levels, and thereafter varies for performance above and below the pre-established target performance levels, subject to a maximum award level. With respect to each of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company (the “named executive officers”), the target award is established for each such named executive officer in his or her employment agreement, as adjusted based upon meeting or exceeding the performance levels established by the Compensation Committee for that year, and cannot exceed a maximum payment limit specified by the Compensation Committee. The Annual Incentive Plan also provides that each named executive officer’s award will be forfeited if such executive officer’s employment does not continue through the date that the Compensation Committee certifies attainment of the applicable performance targets.

On March 27, 2014, the Compensation Committee established the performance criteria and targets for 2014 for the named executive officers and other covered employees under the Annual Incentive Plan and specified the weighting attributable to such performance metrics. These awards are subject to final adoption of the Annual Incentive Plan by the Company’s stockholders at the 2014 Annual Meeting of Stockholders. For 2014, the performance levels require achieving certain financial and operational metrics, including EBITDA, growth of estimated proved reserves, growth of oil and natural gas production, reduction of general and administrative cost and lease operating expenses and certain other capital efficiency criteria.

The preceding summary of the Annual Incentive Plan is qualified in its entirety by reference to the full text of such plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

10.1+	Diamondback Energy, Inc. 2014 Executive Annual Incentive Compensation Plan.

+	Management contract, compensatory plan or arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	April 2, 2014	By:	/s/ Teresa L. Dick
Teresa L. Dick
Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit

10.1+	Diamondback Energy, Inc. 2014 Executive Annual Incentive Compensation Plan.

+	Management contract, compensatory plan or arrangement.